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                                                                    EXHIBIT 21.1


                     LIST OF SUBSIDIARIES OF THE REGISTRANT


Raining Data US, Inc., a California corporation

Pick Systems UK, Ltd, a UK Corporation

Raining Data France, a French corporation

Pick Systems Africa (Pty) Ltd, a South African corporation

PickAX, Inc., a Delaware corporation

PickAX, Inc., a Louisiana corporation

Omnis Software, Inc., a California corporation

Raining Data Holdings, Ltd, a UK corporation

Raining Data UK, Ltd, a UK corporation

Raining Data Germany, Gmbh, a German corporation